Contact:  Robert F. Baker
          212-783-6299

For immediate release:

SALOMON INC REPORTS QUARTERLY NET INCOME OF $66 MILLION


New York, April 25, 1994 - Salomon Inc today announced net income of $66 million for the 1994 first quarter. Fully diluted earnings per share were $0.48 and return on common equity was 4.9%. In the 1993 first quarter, Salomon Inc recorded a net loss of $102 million, which included a $37 million aftertax charge to reflect the cumulative impact of a change in accounting principles.

Salomon Brothers, the Company's global investment banking and securities business, earned $39 million before taxes in the 1994 first quarter. Pretax losses of $173 million for Client-Driven Businesses were offset by earnings of $212 million for Proprietary Trading
Businesses. In the 1993 first quarter, Salomon Brothers had a loss before taxes of $89 million.

The disappointing results for Salomon Brothers' Client-Driven Businesses in the 1994 first quarter were attributable to losses in foreign exchange and international secondary markets and a decline in U.S. secondary market revenues. The Company's foreign exchange and secondary markets businesses combine both client-related market making activities and positioning activities in which views are expressed about short-term changes in price and volatility. Revenues were adversely affected by declines in the value of positions in these businesses as well as an overall decline in customer trading volume in the latter part of the quarter.

Proprietary Trading results for the 1994 quarter were strong, but are better evaluated over longer term periods of at least one year. For the four quarters ended March 31, 1994, Proprietary Trading
Businesses' pretax profits were $947 million.

The Phibro Division, which is the Company's commodities trading business, had strong pretax earnings of $50 million in the first quarter of 1994. The Division was able to take advantage of trading opportunities in oil markets as prices rose and volatility increased. In the comparable 1993 quarter, the Phibro Division had pretax earnings of $6 million.

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Phibro USA, the Company's oil refining business, had pretax earnings of $27 million in the 1994 first quarter, compared with a $13 million pretax loss in last year's first quarter. Much of the improvement in earnings was due to increased refining margins resulting primarily from weather-related demand in the Northeast for refined products. Phibro USA's recent expansion of storage and terminal capacity in the Northeast enabled it to capitalize on these market opportunities. In addition, Phibro USA had improved results in its petrochemicals, crude oil gathering and marine fuels businesses.

During the 1994 first quarter, the Company repurchased 4.9 million of its common shares for treasury at an aggregate cost of $237 million, or $48.55 per share. Partly because common share repurchases were at an average price above book value, book value per share declined modestly from $38.57 at the end of 1993 to $38.23 at March 31, 1994. Over the last year, book value per share has increased by 24%, from $30.88 at March 31, 1993. Shares authorized for additional repurchase by the Company's Board of Directors totaled 4.8 million at quarter end.

The Company's Chairman and Chief Executive Officer, Robert E. Denham, stated "First quarter results were disappointing as the sharp downdraft in securities prices that occurred in the latter part of the quarter brought losses in several of the trading businesses conducted as part of Salomon Brothers' Client-Driven Businesses. Elsewhere, in Salomon Brothers' Proprietary Trading Businesses, in Phibro Division's commodities trading, and in Phibro USA's oil refining business, results were more than satisfactory."

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
                    SALOMON INC AND SUBSIDIARIES
              Selected Financial Information (unaudited)
             (dollars in millions, except per share data)

                                                  Quarter ended March 31,
                                                       1994      1993
SUMMARY OF OPERATING RESULTS BY SEGMENT:
Income before taxes and change in accounting
 principles:
  Salomon Brothers' business unit contributions:
    Client-Driven Businesses                         $ (173)   $  230
    Proprietary Trading Businesses                      212      (319)
                                                     -------   -------
     Total Salomon Brothers                              39       (89)
  Phibro Division                                        50         6
  Phibro USA                                             27       (13)
  Corporate and Other                                    (4)      (17)
                                                     -------   -------
  Income (loss) before taxes and cumulative
   effect of change in accounting principles         $  112   $  (113)
                                                     =======   =======

Salomon Brothers' revenues, net of
 interest expense:
  Client-Driven Businesses:
   Global investment banking                         $  170   $  149
   U.S. secondary markets                               250      271
   International secondary markets                      (68)     195
   Foreign exchange                                    (111)      27
   Private Investment Department and asset
    management                                           14       17
                                                     -------  -------
     Total Client-Driven Businesses                     255      659
  Proprietary Trading Businesses                        341     (254)
                                                     -------  -------
      Total Salomon Brothers revenues, net of
         interest expense                            $  596   $  405
                                                     =======  =======
RETURN ON AVERAGE COMMON STOCKHOLDERS' EQUITY
BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLES:
  Primary                                               4.9%   (9.7)%
  Fully diluted*                                        4.9%   (9.7)%
                                                     =======  =======

PER COMMON SHARE:
 Cash dividends                                        $0.16    $0.16
 High market price                                    52 3/4   41 7/8
 Low market price                                     44 3/4   35 3/4
 Ending market price                                  48 1/2   38 3/4
 Book value at quarter-end                             38.23    30.88
                                                     =======  =======
AT QUARTER-END (in billions):
 Total assets                                          $ 173    $ 177
 Common and convertible preferred equity                 4.8      4.1
 Perpetual preferred equity                              0.3      0.3
                                                     =======  =======

* Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in a higher return on equity than determined under the primary method.

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
                       SALOMON INC AND SUBSIDIARIES
               Consolidated Statement of Income (unaudited)
               (dollars in millions, except per share data)

                                                  Quarter ended March 31,
                                                       1994      1993
Revenues:
 Interest and dividends                              $1,302    $1,420
 Principal transactions                                 197       (50)
 Investment banking                                     170       149
 Commissions                                             90        66
 Other                                                   10         6
                                                     -------   -------
  Total revenues                                      1,769     1,591
 Interest expense                                     1,058     1,168
                                                     -------   -------
Revenues, net of interest expense                       711       423
                                                     -------   -------
Noninterest expenses:
 Compensation and employee-related                      417       338
 Technology                                              61        63
 Occupancy                                               38        49
 Professional services and business development          34        28
 Clearing and exchange fees                              19        14
 Other                                                   30        44
                                                     -------   -------
  Total noninterest expenses                            599       536
                                                     -------   -------
Income (loss) before taxes and cumulative effect
 of change in accounting principles                     112      (113)
Income taxes                                             46       (48)
                                                     -------   -------
Income (loss) before cumulative effect of change
 in accounting principles                                66       (65)
Cumulative effect of change in accounting principles,
 net of tax benefit of $28                                -       (37)
                                                     -------   -------
Net income (loss)                                    $   66    $ (102)
                                                     =======   =======
EARNINGS PER SHARE:
Primary earnings (loss) before cumulative effect
 of change in accounting principles                  $ 0.48    $(0.76)
Cumulative effect of change in accounting principles      -     (0.34)
                                                     -------   -------
Primary earnings (loss)                              $ 0.48    $(1.10)
                                                     =======   =======
Fully diluted earnings (loss) before cumulative
 effect of change in accounting principles*          $ 0.48    $(0.76)
Cumulative effect of change in accounting principles      -     (0.34)
                                                     -------   -------
Fully diluted earnings (loss)*                       $ 0.48    $(1.10)
                                                     =======   =======
* Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in higher earnings per share than determined under the primary method.

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